Cornerstone OnDemand Announces Third Quarter 2016 Financial Results

SANTA MONICA, Calif. – November 3, 2016 – Human capital management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its third quarter ended September 30, 2016. A summary of the Company’s Operational and Financial Highlights is available on the Company’s Investor Relations website at http://investors.cornerstoneondemand.com.
“In the third quarter, we exceeded revenue expectations and came in well ahead of our profitability goals,” said Adam Miller, the Company’s President and CEO. “We have made great strides in our operational excellence initiatives, and believe our continued focus on efficiency will enable us to achieve even stronger gains in profitability while continuing to pursue the tremendous long-term growth opportunities ahead.”
Third Quarter 2016 Results:

•
Revenue for the third quarter of 2016 was $107.8 million, representing a 23.5% increase compared to the same period in 2015. Revenue growth on a constant currency basis represented a 29.7% increase compared to the prior year.[1]

•
Billings were $107.0 million for the third quarter of 2016, representing a 3.2% increase compared to the same period in 2015.[1] Billings growth on a constant currency basis represented a 8.7% increase compared to the prior year.[1]

•
The Company’s operating loss for the third quarter of 2016 was $(10.0) million, yielding an operating loss margin of (9.3)%, compared to an operating loss of $(17.0) million, yielding an operating loss margin of (19.5)%, for the third quarter of 2015. This represents an increase of 1,020 basis points year-over-year.

•
Non-GAAP operating income for the third quarter of 2016 was $6.9 million, yielding a non-GAAP operating income margin of 6.4%, compared to a non-GAAP operating loss of $(2.2) million, yielding a non-GAAP operating loss margin of (2.5)%, for the third quarter of 2015.[1] This represents an increase of 890 basis points year-over-year.

•
The Company’s net loss for the third quarter of 2016 was $(12.4) million, or a $(0.22) diluted net loss per share, compared to a net loss of $(20.1) million, or a $(0.37) diluted net loss per share, for the third quarter of 2015.

•
Non-GAAP net income for the third quarter of 2016 was $6.9 million, or a $0.11 non-GAAP diluted net income per share, compared to a non-GAAP net loss of $(3.2) million, or a $(0.06) non-GAAP diluted net loss per share, for the third quarter of 2015.[1]

•	Free cash flow for the third quarter of 2016 was $7.8 million compared to free cash flow of $(3.8) million for the third quarter of 2015.[1]
“We once again came in well ahead of our margin expectations in Q3, largely driven by significant improvement in sales and marketing expense as a percentage of revenue,” said Brian L. Swartz, the Company’s CFO. “We are especially pleased with our progress, particularly considering we have yet to realize many of the potential benefits from our various operational excellence initiatives.”
Recent Highlights:

•	The Company remained positioned as a Strategic Leader in the October 2016 Fosway 9-GridTM for Integrated Talent Management systems.

•
ResCare, Inc., the nation’s largest provider of services to people with disabilities, began using the Company’s cloud-based talent management software to recruit candidates, quickly onboard new hires and deliver learning content to its mostly remote workforce.

•	Electrolux, a leading global appliance manufacturer, expanded its use of the Company’s cloud-based talent management software solutions in an effort to support the execution of its business strategy.

•	The Company ended the third quarter of 2016 with 2,805 clients and approximately 27.7 million users.[2]

Financial Outlook:
The following outlook is based on information available as of the date of this press release and is subject to change in the future. For the fourth quarter ending December 31, 2016, the Company provides the following outlook:

•	Revenue between $108.0 million and $110.0 million, representing year-over-year growth at the mid-point of 13.6%[3], or 21.9%[4] on a constant currency basis.
For the year ending December 31, 2016, the Company provides the following updated outlook:

•	Revenue between $422.0 million and $424.0 million, representing year-over-year growth at the mid-point of 24.5%[5], or 29.6%[6] on a constant currency basis.

•	Non-GAAP net income of approximately $2.5 million and a non-GAAP diluted net income per share of $0.04.

•
Free cash flow of approximately $10.0 million. The Company’s free cash flow outlook has been adjusted to reflect timing changes related to certain one-time working capital adjustments and increased payment terms given to clients signed late in the third quarter, as well as the impact of the continued devaluation of the British pound.

The Company has not reconciled the guidance for non-GAAP net income or non-GAAP diluted net income per share to the corresponding GAAP measures because it does not provide guidance for such GAAP measures and would not be able to present the reconciling items between such GAAP and non-GAAP measures without unreasonable efforts. For non-GAAP net income and non-GAAP diluted net income per share, the Company excludes stock-based compensation expense, which is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense in the fourth quarter and the year ending December 31, 2016 will have a significant impact on the Company’s GAAP net income (loss) and GAAP diluted net income (loss) per share.

1
Billings, financial measures presented on a constant currency basis, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss), non-GAAP diluted net income (loss) per share and free cash flows are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

2	Includes contracted clients and active users of our Enterprise and Mid-Market solution, excluding Cornerstone for Salesforce and Cornerstone Growth Edition.

In order to translate the financial outlook for entities reporting in British pounds (GBP) to the United States dollars (USD), the following exchange rates have been applied:
3	Exchange rate applied to revenue for the fourth quarter of 2016	$1.22 USD per GBP
4	Exchange rate from the fourth quarter of 2015 applied to calculate revenue growth for the fourth quarter of 2016 on a constant currency basis	$1.52 USD per GBP
5	Exchange rate applied to revenue for fiscal 2016	$1.34 USD per GBP
6	Exchange rate from fiscal 2015 applied to calculate revenue growth for fiscal 2016 on a constant currency basis	$1.53 USD per GBP

Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its third quarter 2016 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 93641176. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:59 p.m. PT on November 6, 2016 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 93641176.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. (NASDAQ: CSOD) is a global leader in cloud-based human capital management software. The Company’s solutions help organizations realize the potential of the modern workforce. From recruitment, onboarding, training and collaboration, to performance management, compensation, succession planning, people administration and analytics, Cornerstone is designed to enable a lifetime of learning and development that is fundamental to the growth of employees and organizations.
Based in Santa Monica, California, the Company’s solutions are used by 2,805 clients worldwide, spanning nearly 28 million users across 191 countries and in 42 languages. To learn more about Cornerstone, visit us on Twitter, Facebook and our blog. www.cornerstoneondemand.com
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding our future financial and operating performance, including our GAAP and non-GAAP guidance, the growth of the human capital management market, our business strategy, plans and objectives for future operations, the demand for and benefits from the use of our current and future solutions both domestically and internationally, the opportunity to upsell to our existing clients, the timing and release of new solutions, our ability to realize potential benefits from our recent operational excellence initiatives, and general business conditions. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; our ability to compete as the human capital management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales teams; our ability to maintain stable and consistent quota attainment rates; our ability to exploit Big Data to drive increased demand for our products; continued strong demand for human capital management in the U.S., Europe, Asia Pacific and Latin America; the timing and success of efforts to increase operational efficiency; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates, including as a result of the recent “Brexit” vote in the United Kingdom; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation, (ii) billings (formerly referred to as “bookings”), which are defined as revenue plus the change in total deferred revenue as presented on the Consolidated Balance Sheets, (iii) free cash flows, which is defined as net cash provided by (used in) operating activities minus capital expenditures and capitalized software costs, (iv) free cash flows margin, which is defined as free cash flows divided by revenue (v) non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, accretion of debt discount and amortization of debt issuance costs, unrealized fair value adjustment on strategic investment, and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding, (vi) non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue, (vii) non-GAAP operating income (loss) and non-GAAP operating income (loss) margin, which are defined as loss from operations excluding stock-based compensation and amortization of intangible assets, (viii) non-GAAP operating expenses, which exclude stock-based compensation and amortization of intangible assets, and (ix) non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation attributable to the corresponding GAAP financial measures. In addition, the Company discloses revenue and billings growth on a constant currency basis. To present amounts on a constant currency basis, current period results for entities reporting in functional currencies other than the United States dollar are translated into the United States dollar at the prior period exchange rates as opposed to the actual exchange rates in effect for the current period. The Company presents constant currency information to provide a framework for assessing how its underlying business performed excluding the effect of foreign currency fluctuations.
The Company’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•
Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.

•
Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.

•
Accretion of debt discount and amortization of debt issuance costs. Under GAAP, the Company is required to separately account for liability and equity components of the senior convertible notes that were issued in June 2013. Accordingly, for GAAP purposes, the Company is required to recognize the effective interest expense on its senior convertible notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.

•
Fair value adjustment on strategic investments. The Company views the increase or decrease in fair value of its strategic investments as not indicative of operational performance during any particular period and believes that the exclusion of these gains or losses provides investors with a supplemental view of the Company’s operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For prior periods, a reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$65,290	$107,691
Short-term investments	172,015	136,841
Accounts receivable, net	99,581	104,686
Deferred commissions	32,642	35,910
Prepaid expenses and other current assets	18,995	15,297
Total current assets	388,523	400,425

Capitalized software development costs, net	28,796	23,089
Property and equipment, net	24,790	27,021
Long-term investments	73,716	64,247
Intangible assets, net	9,638	16,713
Goodwill	25,894	25,894
Other assets, net	482	878
Total Assets	$551,839	$558,267

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$13,982	$18,954
Accrued expenses	40,408	44,111
Deferred revenue, current portion	225,827	237,679
Capital lease obligations, current portion	—	33
Other liabilities	1,359	2,663
Total current liabilities	281,576	303,440

Convertible notes, net	236,110	229,305
Other liabilities, non-current	2,154	3,240
Deferred revenue, net of current portion	9,240	14,460
Total liabilities	529,080	550,445

Stockholders’ Equity:
Common stock	6	5
Additional paid-in capital	454,399	394,089
Accumulated deficit	(435,101)	(386,882)
Accumulated other comprehensive income	3,455	610
Total stockholders’ equity	22,759	7,822
Total Liabilities and Stockholders’ Equity	$551,839	$558,267

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$107,758	$87,271	$314,095	$243,789
Cost of revenue [1,2]	33,369	27,246	100,974	79,801
Gross profit	74,389	60,025	213,121	163,988
Operating expenses:
Sales and marketing [1]	53,690	53,255	168,226	150,659
Research and development [1]	12,130	10,457	34,927	30,207
General and administrative [1]	18,608	13,194	51,611	36,545
Amortization of certain acquired intangible assets	—	150	150	450
Total operating expenses	84,428	77,056	254,914	217,861
Loss from operations	(10,039)	(17,031)	(41,793)	(53,873)
Other income (expense):
Interest income	451	218	1,182	590
Interest expense	(3,245)	(3,138)	(9,652)	(9,343)
Other, net	663	(66)	2,938	(3,257)
Other income (expense), net	(2,131)	(2,986)	(5,532)	(12,010)
Loss before income tax provision	(12,170)	(20,017)	(47,325)	(65,883)
Income tax provision	(218)	(132)	(894)	(790)
Net loss	$(12,388)	$(20,149)	$(48,219)	$(66,673)
Net loss per share, basic and diluted	$(0.22)	$(0.37)	$(0.87)	$(1.24)
Weighted average common shares outstanding, basic and diluted	55,964	54,260	55,359	53,917

1	Includes stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cost of revenue	$1,215	$1,106	$3,477	$2,769
Sales and marketing	6,741	6,672	19,186	16,869
Research and development	2,144	1,663	5,777	4,175
General and administrative	4,646	2,726	12,310	6,855
Total	$14,746	$12,167	$40,750	$30,668

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cost of revenue	$2,228	$2,492	$6,915	$7,476

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$(12,388)	$(20,149)	$(48,219)	$(66,673)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,416	6,993	23,867	19,897
Accretion of debt discount and amortization of debt issuance costs	2,296	2,186	6,805	6,478
Purchased investment premium, net of amortization	(343)	(206)	219	(94)
Net foreign currency loss (gain)	64	(529)	(1,146)	1,669
Stock-based compensation expense	14,746	12,167	40,750	30,668
Changes in operating assets and liabilities:
Accounts receivable	2,234	(13,009)	1,056	(9,523)
Deferred commissions	(36)	(885)	1,688	(2,127)
Prepaid expenses and other assets	(1,258)	(1,217)	(3,807)	(4,789)
Accounts payable	(2,257)	662	(4,937)	(1,045)
Accrued expenses	677	894	(5,211)	386
Deferred revenue	1,833	18,754	(7,490)	16,544
Other liabilities	(1,152)	387	(1,857)	(675)
Net cash provided by (used in) operating activities	12,832	6,048	1,718	(9,284)
Cash flows from investing activities:
Purchases of investments	(113,478)	(58,152)	(174,992)	(162,191)
Maturities of investments	53,034	35,609	130,229	81,415
Capital expenditures	(984)	(6,497)	(4,345)	(15,006)
Capitalized software costs	(4,009)	(3,366)	(12,236)	(9,996)
Net cash used in investing activities	(65,437)	(32,406)	(61,344)	(105,778)
Cash flows from financing activities:
Repayment of debt	—	(79)	—	(295)
Principal payments under capital lease obligations	—	(37)	(33)	(185)
Proceeds from employee stock plans	5,294	5,539	17,770	9,197
Net cash provided by financing activities	5,294	5,423	17,737	8,717
Effect of exchange rate changes on cash and cash equivalents	26	(517)	(512)	(2,285)
Net decrease in cash and cash equivalents	(47,285)	(21,452)	(42,401)	(108,630)
Cash and cash equivalents at beginning of period	112,575	79,379	107,691	166,557
Cash and cash equivalents at end of period	$65,290	$57,927	$65,290	$57,927
Supplemental cash flow information:
Cash paid for interest	$1,898	$1,900	$3,796	$1,914
Cash paid for income taxes	741	565	1,837	1,209
Proceeds from employee stock plans received in advance of stock issuance	1,283	959	1,485	1,130
Non-cash investing and financing activities:
Capitalized assets financed by accounts payable and accrued expenses	$1,993	$538	$1,993	$538
Capitalized stock-based compensation	1,226	798	3,111	2,019

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Reconciliation of cost of revenue, gross profit and gross margin:
Revenue	$107,758	$87,271	$314,095	$243,789
Cost of revenue	33,369	27,246	100,974	79,801
Gross profit	$74,389	$60,025	$213,121	$163,988
Gross margin	69.0%	68.8%	67.9%	67.3%

Cost of revenue	$33,369	$27,246	$100,974	$79,801
Adjustments to cost of revenue:
Amortization of intangible assets	(2,228)	(2,492)	(6,915)	(7,476)
Stock-based compensation	(1,215)	(1,106)	(3,477)	(2,769)
Total adjustments to cost of revenue	(3,443)	(3,598)	(10,392)	(10,245)
Non-GAAP costs of revenue	29,926	23,648	90,582	69,556
Non-GAAP gross profit	$77,832	$63,623	$223,513	$174,233
Non-GAAP gross margin	72.2%	72.9%	71.2%	71.5%

Reconciliation of operating income (loss) and operating margin:
Loss from operations	$(10,039)	$(17,031)	$(41,793)	$(53,873)
Operating margin	(9.3)%	(19.5)%	(13.3)%	(22.1)%
Adjustments to loss from operations:
Stock-based compensation	14,746	12,167	40,750	30,668
Amortization of intangible assets	2,228	2,642	7,073	7,926
Total adjustments to loss from operations	16,974	14,809	47,823	38,594
Non-GAAP operating income (loss)	$6,935	$(2,222)	$6,030	$(15,279)
Non-GAAP operating income (loss) margin	6.4%	(2.5)%	1.9%	(6.3)%

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET INCOME (LOSS) AND NON-GAAP NET INCOME (LOSS) PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net loss	$(12,388)	$(20,149)	$(48,219)	$(66,673)
Adjustments to net loss
Stock-based compensation	14,746	12,167	40,750	30,668
Amortization of intangible assets	2,228	2,642	7,073	7,926
Accretion of debt discount and amortization of debt issuance costs [1]	2,296	2,186	6,805	6,478
Fair value adjustment on strategic investments [2]	—	—	150	—
Total adjustments to net loss	19,270	16,995	54,778	45,072
Non-GAAP net income (loss)	$6,882	$(3,154)	$6,559	$(21,601)
Non-GAAP basic net income (loss) per share	$0.12	$(0.06)	$0.12	$(0.40)
Non-GAAP diluted net income (loss) per share	$0.11	$(0.06)	$0.11	$(0.40)
Weighted-average common shares outstanding, basic	55,964	54,260	55,359	53,917
Non-GAAP weighted-average common shares outstanding, diluted	61,384	54,260	60,345	53,917

1
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

2	Unrealized fair value adjustment recorded for our strategic investment in a debt security of a privately-held company.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BILLINGS
(in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended September 30, 2016

Revenue		$107,758
Deferred revenue at June 30, 2016	$235,834
Deferred revenue at September 30, 2016	235,067
Change in deferred revenue		(767)
Billings		$106,991

	Deferred Revenue Balance	Three Months Ended September 30, 2015

Revenue		$87,271
Deferred revenue at June 30, 2015	$189,584
Deferred revenue at September 30, 2015	205,996
Change in deferred revenue		16,412
Billings		$103,683

Percentage period-over-period increase in billings for the three months ended September 30, 2016		3.2%
Percentage period-over-period increase in billings on a constant currency basis for the three months ended September 30, 2016 [1]		8.7%
Percentage period-over-period increase in revenue for the three months ended September 30, 2016		23.5%
Percentage period-over-period increase in revenue on a constant currency basis for the three months ended September 30, 2016 [1]		29.7%

	Deferred Revenue Balance	Nine Months Ended September 30, 2016

Revenue		$314,095
Deferred revenue at December 31, 2015	$252,139
Deferred revenue at September 30, 2016	235,067
Change in deferred revenue		(17,072)
Billings		$297,023

	Deferred Revenue Balance	Nine Months Ended September 30, 2015

Revenue		$243,789
Deferred revenue at December 31, 2014	$191,336
Deferred revenue at September 30, 2015	205,996
Change in deferred revenue		14,660
Billings		$258,449

Percentage period-over-period increase in billings for the nine months ended September 30, 2016		14.9%

1
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency fluctuations. To present this information, current period results for entities reporting in British pounds are translated into the United States dollars at the prior period exchange rates of $1.55 USD per GBP, as opposed to the actual exchange rates in effect for the current period of $1.31 USD per GBP.

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOWS AND FREE CASH FLOWS MARGIN
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$12,832	$6,048	$1,718	$(9,284)
Capital expenditures	(984)	(6,497)	(4,345)	(15,006)
Capitalized software costs	(4,009)	(3,366)	(12,236)	(9,996)
Free cash flows	$7,839	$(3,815)	$(14,863)	$(34,286)
Free cash flows margin	7.3%	(4.4)%	(4.7)%	(14.1)%

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Alexandra Geller
Cornerstone OnDemand
Phone: +1 (310) 752-1870
ageller@csod.com
or
Media Contact:
Kristy Gonzalez
Cornerstone OnDemand
Phone: +1 (310) 382-9563
kgonzalez@csod.com

Source: Cornerstone OnDemand